EXHIBIT 10.129

SUMMARY OF CHANGES IN COMPENSATION OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

As of March 27, 2008, the following are the base salaries (on an annual basis) of certain named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Mechanical Technology, Incorporated whose compensation was either not previously disclosed or has changed from the employment agreement previously filed as an Exhibit:

On October 8, 2007, Mr. James K. Prueitt was promoted to Vice President of Engineering and Operations at MTI MicroFuel Cells Inc. at a base salary of $188,300 (on an annual basis).

All other base salaries (on an annual basis) and any changes to these salaries have been previously disclosed in either a Current Report on Form 8-K or the Company’s 2007 Annual Proxy Statement.

The Company will provide additional information regarding compensation awarded to all Named Executive officers in respect of and during the year ended December 31, 2007, in the Proxy Statement for the Company’s 2008 Annual Meeting of Shareholders which will be filed with the Securities and Exchange Commission within 120 days of year end.